Exhibit 99.1

Date: July 1, 2015

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Closing of Peoples Bancorp Merger

Michigan City, Indiana – Horizon Bancorp (NASDAQ GM: HBNC, “Horizon”), the parent of Horizon Bank, N.A., (“Horizon Bank”) announces the completion of the acquisition of Peoples Bancorp (OTCPINK.PBNI, “Peoples”) and its wholly-owned subsidiary, Peoples Federal Savings Bank of DeKalb County (“Peoples Federal”), effective July 1, 2015. Peoples was merged into Horizon and simultaneously Peoples Federal merged into Horizon Bank. As previously announced, the bank resulting from the merger will operate under the name Horizon Bank. Under the terms of the merger agreement, Peoples’ shareholders owning 100 or more shares will receive .95 shares of Horizon common stock and $9.75 in cash for each share of Peoples common stock they own.  Shareholders owning fewer than 100 shares of Peoples common stock will receive $33.14 per share in cash and will not be entitled to receive any shares of Horizon common stock.
As part of this transaction, Horizon Bank will be adding fifteen new branches that will expand its branch network to forty-six offices throughout southern Michigan and Indiana.  “We are pleased that many of the familiar faces that Peoples’ customers have come to know will remain with Horizon at their neighborhood branches, said Craig M. Dwight, Horizon Bank’s Chairman and Chief Executive Officer.  “Horizon has a closely held belief to hire and retain local talent with similar community banking values. We are excited to partner with this team of seasoned banking professionals,” continued Dwight.
Dwight further commented, “Horizon Bank will be adding value to the communities and customers served by Peoples by broadening their product line-up, which includes robust mobile and internet banking services; advanced treasury management services for businesses; a wide range of mortgage products; higher lending limits and service guarantees on loan approvals.”
Maury Winkler former President and Chief Executive Officer of Peoples Federal stated, “We look forward to working with Horizon – a company that is both financially solid and totally committed to its customers and the communities it serves.  Our branch staff, business bankers and agricultural lenders are pleased to continue to work for Horizon in order to provide our customers with the personal service they are accustomed to receiving plus the additional benefit of Horizon’s expanded products and services.”
Winkler further stated that Horizon has pledged $50,000 per year over the next five years in annual contributions to local not for profit agencies within Peoples Federal’s communities.  In addition, Horizon will match employee contributions made to their local United Way dollar for dollar.
Horizon Bank is finalizing integration plans that include a systems integration that is expected to take place the weekend of September 26, 2015.  As a result, on that date Peoples Federal customer accounts will automatically change to Horizon accounts with no action required on the part of the customer.  Customer checks, debit cards, direct deposits, payments, and account numbers will remain unchanged in order to make this transition as smooth as possible.

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Page 2: Cont. Horizon Bancorp & Peoples Bancorp Merger

Dwight further explained, “the addition of these fifteen new banking offices positions Horizon well to continue its expansion efforts in Indiana and Michigan.”
Horizon Bancorp was advised by Cummings & Company, LLC and the law firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP.  Peoples was advised by Keefe, Bruyette & Woods, Inc. a Stifel Company and the law firm of Barnes & Thornburg LLP.
About Horizon Bancorp
Horizon Bancorp is a locally owned, independent bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.
Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings it makes with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	Peoples Contact Information:
Craig M. Dwight Chairman and Chief Executive Officer Phone: (219) 873-2725	Maurice F. Winkler, III President and Chief Executive Officer Main Office #: 260-925-2500
Mark E. Secor Chief Financial Officer Phone: (219) 873-2611 Fax: (219) 874-9280	Steven H. Caryer Senior Vice President & Chief Financial Officer Main Office # 260-925-2500

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